UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 9, 2010, the Old National Bancorp (the "Company") Board of Directors approved the redemption of all of its 8.00% Junior Subordinated Debentures due April 15, 2032. As a result of the redemption of the Debentures, the trustee for ONB Capital Trust II will cause all of the 8.00% Trust Preferred Securities due April 15, 2032 issued by ONB Capital Trust II to be redeemed on December 15, 2010. The preferred securities will be redeemed at the redemption price of $25.00 per preferred security plus accrued and unpaid distributions to December 15, 2010, the date fixed for redemption. The aggregate principal amount of the preferred securities outstanding is $100,000,000.

A copy of the Press Release is filed herewith as Exhibit 99.1 and its contents are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 - Press Release issued by Old National Bancorp on November 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

November 12, 2010	By:	Christopher A. Wolking

Name: Christopher A. Wolking
Title: Senior Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on November 12, 2010.